EXHIBIT A

The following modifications are hereby made the incorporated into this agreement:

PART B, SECTION 5.4, is hereby modified to read:

"Borrower will not, without Bank's prior written consent, declare any dividends in excess of 10% of its annual net (after tax) profit on shares of its capital stock ..."

PART B, SECTION 9.1 AND SECTION 10:

The venue in both sections is hereby modified to read "Spokane County, Washington".

Initials ______


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                           THE COEUR D'ALENES COMPANY

                        QUARTERLY COMPLIANCE CERTIFICATE

                        AS OF _____________________, 19__



1.       Minimum working capital of $1,500,000, measured quarterly.

         Working Capital = $________     Met______       Not Met _____



2.       Minimum Current Ratio of 1.50:1, measured quarterly.

         Current Ratio = $________       Met______       Not Met _____

3. Maximum total indebtedness shall not exceed 2.30 times borrower's tangible net worth, measured quarterly.

         Debt/ TNW = $________           Met______       Not Met _____

4.       Minimum tangible net worth shall be $2,400,000, measured quarterly.

         Tangible Net Worth = $________  Met______       Not Met _____


These and other covenants and conditions of the Loan Agreement between Borrower and Bank of America N.W., N.A., doing business as Seafirst Bank, dated March 1, 1999 have been reviewed and Borrower is in compliance with all covenants and conditions as set forth in the agreement.



THE COEUR D'ALENES COMPANY

By:    ____________________________________

Title: ____________________________________

Date:  ____________________________________